Exhibit 1.1

EXECUTION VERSION

VORNADO REALTY TRUST

(a Maryland real estate investment trust)

5.70% Series K Cumulative Redeemable
Preferred Shares of Beneficial Interest

(Liquidation Preference $25.00 Per Share)

UNDERWRITING AGREEMENT

Dated:  July 11, 2012

TABLE OF CONTENTS

SECTION 1.	Representations and Warranties		3
(a)	Representations and Warranties by the Company		3
	(i)	Incorporated Documents	3
	(ii)	Compliance with Registration Requirements	3
	(iii)	Form S-3 Eligibility	4
	(iv)	Well-known Seasoned Issuer	4
	(v)	Not an Ineligible Issuer	4
	(vi)	No Material Adverse Change in Business	5
	(vii)	Good Standing of the Company	5
	(viii)	Qualification as a REIT	5
	(ix)	Good Standing of the Operating Partnership	5
	(x)	Good Standing of Subsidiaries	6
	(xi)	Capitalization	6
	(xii)	Authorization and Description of the Preferred Shares	6
	(xiii)	Absence of Conflicts and Defaults	6
	(xiv)	Authorization of this Underwriting Agreement	7
	(xv)	Absence of Proceedings	7
	(xvi)	No Violations or Defaults	7
	(xvii)	Accuracy of Certain Descriptions	7
	(xviii)	Investment Company Act	8
	(xix)	Independent Public Accountants	8
	(xx)	Financial Statements	8
	(xxi)	Title to Property	8
	(xxii)	Environmental Laws	9
	(xxiii)	No Stabilizing Actions	10
(b)	Officer’s Certificates		10

SECTION 2.	Sale and Delivery to the Underwriters; Closing		10
(a)	Securities		10
(b)	Payment		10
(c)	Denominations; Registration		10

SECTION 3.	Covenants of the Company		11
(a)	Delivery of Registration Statement		11
(b)	Final Term Sheet		11
(c)	Filing and Delivery of Pricing Prospectus and Final Prospectus		11
(d)	Modification of Disclosure Package		12
(e)	Continued Compliance with Securities Laws		12
(f)	Rule 158		12
(g)	Use of Proceeds		12
(h)	Listing		12
(i)	Limitation on Free Writing Prospectuses		12

SECTION 4.	Payment of Expenses		13

i

(a)	Expenses	13
(b)	Termination of Agreement	13

SECTION 5.	Conditions of Underwriters’ Obligations	14
(a)	Effectiveness of Registration Statement	14
(b)	Opinions of Counsel for the Company	14
(c)	Opinion of Maryland Counsel for the Company	14
(d)	Opinion of Counsel for the Underwriters	14
(e)	Officers’ Certificate	14
(f)	Officer’s Certificate	15
(g)	Accountants’ Comfort Letter	15
(h)	Bring-down Comfort Letter	15
(i)	Maintenance of Rating	15
(j)	Approval of Listing	15
(k)	Additional Documents	15
(l)	Termination of Agreement	15

SECTION 6.	Indemnification	16
(a)	Indemnification of Underwriters	16
(b)	Indemnification of Company, Operating Partnership, Trustees, Partners and Officers	17
(c)	Actions against Parties; Notification	17
(d)	Settlement without Consent if Failure to Reimburse	18

SECTION 7.	Contribution	18

SECTION 8.	Representations, Warranties and Agreements to Survive Delivery	19

SECTION 9.	Termination of Agreement	19
(a)	Termination; General	19
(b)	Liabilities	20

SECTION 10.	Default by One or More of the Underwriters	20
(a)	Substitution of Defaulting Underwriters	20
(b)	Purchase by Non-Defaulting Underwriters	20
(c)	Termination	21

SECTION 11.	Notices	21

SECTION 12.	No Fiduciary Duty	21

SECTION 13.	Parties	21

SECTION 14.	Miscellaneous	22

SECTION 15.	Governing Law and Time	22

SECTION 16.	Effect of Headings	22

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SCHEDULES
Schedule A - List of Underwriters	Sch A-1
Schedule B - Terms of Preferred Shares	Sch B-1
Schedule C - Free Writing Prospectuses	Sch C-1
Schedule D - Final Term Sheet	Sch D-1

EXHIBITS
Exhibit A - Form of Opinion of Company’s Counsel	A-1
Exhibit B - Form of Opinion of Special Maryland Counsel to the Company	B-1
Exhibit C - Form of Officer’s Certificate of Executive Vice President-Finance and Administration and Chief Financial Officer of Vornado Realty Trust	C-1

iii

VORNADO REALTY TRUST

(a Maryland real estate investment trust)

12,000,000 Shares
5.70% Series K Cumulative Redeemable
Preferred Shares of Beneficial Interest
(No Par Value Per Share)

Underwriting Agreement

July 11, 2012

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

UBS Securities LLC

677 Washington Blvd.

Stamford, Connecticut 06901

Wells Fargo Securities, LLC

301 South College Street

Charlotte, North Carolina 28202

As Representatives of the several Underwriters named in Schedule A

Ladies and Gentlemen:

Vornado Realty Trust, a Maryland real estate investment trust (the “Company”), confirms its agreement with Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, UBS Securities LLC and Wells Fargo Securities, LLC and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, UBS Securities LLC and Wells Fargo Securities, LLC are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the number of 5.70% Series K Cumulative Redeemable Preferred Shares of Beneficial Interest, no par value per share, of the Company (“Preferred Shares”) set forth above (the “Securities”).

The Company understands that the Underwriters propose to offer the Securities (the “Offering”) as set forth in the prospectus supplement as soon after the execution and delivery hereof as in the judgment of the Representatives is advisable.

The Company has filed an automatic shelf registration statement on Form S-3ASR (File No. 333-180640) in respect of the Securities and other securities of the Company with the Securities and Exchange Commission (the “Commission”), pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), under the Securities Act of 1933, as amended (the “1933 Act”), which registration statement became effective upon filing under Rule 462(e) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”). Such registration statement, in the form in which it became effective, as amended through the date hereof, including all exhibits thereto, all documents incorporated by reference therein through the date hereof and any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B under the 1933 Act to be part of the Registration Statement, each as amended at the time such part of the Registration Statement became effective, are hereinafter collectively called the “Registration Statement.”

The base prospectus filed as part of the Registration Statement in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Securities and other securities of the Company is hereinafter called the “Basic Prospectus”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined below), including the preliminary prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the 1933 Act, is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with Commission pursuant to Rule 424(b) under the 1933 Act in accordance with Section 3(c) hereof is hereinafter called the “Final Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, the Pricing Prospectus or the Final Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the 1933 Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Pricing Prospectus or the Final Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the 1934 Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the 1933 Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus.”

For the purposes of this Agreement, the “Applicable Time” is 4:45 p.m. (Eastern time) on the date of this Agreement and the “Disclosure Package” refers collectively to (i) the Pricing

Prospectus as supplemented by the final term sheet, if any, prepared and filed pursuant to Section 3(b) hereof, as of the Applicable Time, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule C hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “stated,” “described,” “discussed” or “set forth” in the Registration Statement, the Disclosure Package or the Final Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, the Disclosure Package or the Final Prospectus, as the case may be.

SECTION 1.                   Representations and Warranties.

(a)           Representations and Warranties by the Company.  The Company represents and warrants to each Underwriter as of the Applicable Time and as of the Closing Time referred to in Section 2(b) hereof and agrees with each Underwriter, as follows:

(i)            Incorporated Documents.  The documents incorporated by reference in the Registration Statement, the Pricing Prospectus and the Final Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and any further documents so filed and incorporated by reference in the Registration Statement, the Pricing Prospectus and the Final Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement, the Disclosure Package or the Final Prospectus, in each case as amended or supplemented, relating to the Securities;

(ii)           Compliance with Registration Requirements

(1)           The Registration Statement conforms, and the Final Prospectus and any further amendments or supplements to the Registration Statement and the Final Prospectus will conform, in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the Applicable Time and as of the applicable filing date as to the Final Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and in the case of the Final Prospectus, in the light of the circumstances under which they were made; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement or the Final Prospectus as amended or supplemented relating to the Securities;

(2)           The Disclosure Package, when taken together as a whole, did not, as of the Applicable Time, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule C hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Final Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Disclosure Package in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(iii)          Form S-3 Eligibility.  The Company meets the requirements for use of Form S-3 under the 1933 Act and has filed with the Commission a registration statement on Form S-3, including a prospectus relating to the Preferred Shares and other securities of the Company for the registration of such securities under the 1933 Act and such registration statement became effective upon filing with the Commission;

(iv)          Well-known Seasoned Issuer.  The Company is a “well-known seasoned issuer” as defined in Rule 405 under the 1933 Act.  The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the 1933 Act objecting to the use of the Registration Statement;

(v)           Not an Ineligible Issuer.  (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the 1933 Act) and (ii) as of the Applicable Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the 1933 Act), without taking account of any determination by the Commission pursuant to Rule 405 under the 1933 Act that it is not necessary that the Company not be considered an Ineligible Issuer;

(vi)          No Material Adverse Change in Business.  Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Disclosure Package and the Final Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Final Prospectus,  except as otherwise stated therein, there has not been any change in the capitalization or long-term debt of the Company or any material adverse change in or affecting the condition, financial or otherwise, or the earnings or business affairs (a “Material Adverse Effect”) of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Disclosure Package and the Final Prospectus;

(vii)         Good Standing of the Company.  The Company is a real estate investment trust duly formed and existing under the laws of the State of Maryland in good standing with the State Department of Assessments and Taxation of Maryland (“SDAT”), with trust power to own, lease and operate its properties and to conduct its business substantially as described in the Disclosure Package and the Final Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign organization to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole;

(viii)        Qualification as a REIT.  The Company is organized and, commencing with its taxable year ended December 31, 1993, has operated in conformity with the requirements for qualification as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and currently intends to operate in a manner which allows the Company to continue to meet the requirements for taxation as a REIT under the Code;

(ix)           Good Standing of the Operating Partnership.  Vornado Realty L.P. (the “Operating Partnership”) has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has partnership power and authority to own, lease and operate its properties and to conduct its business substantially as described in the Disclosure Package and the Final Prospectus and is duly qualified as a foreign organization to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect on the Operating Partnership; all of the issued and outstanding limited partnership interests in the Operating Partnership have been duly authorized and validly issued and are fully paid and (except for the general partner interest) nonassessable; the Company is the sole general partner of, and owned an approximately 93.5% common limited partnership interest in, the Operating Partnership as of December 31, 2011;

(x)            Good Standing of Subsidiaries.  Each subsidiary of the Company, other than the Operating Partnership, which is covered in paragraph (ix) above, has been duly formed and is validly existing in good standing under the laws of the jurisdiction of its organization and has power and authority to own, lease and operate its properties and to conduct its business substantially as described in the Disclosure Package and the Final Prospectus and is duly qualified as a foreign organization to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole; all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company or the Operating Partnership, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except as would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole and except as disclosed in the Disclosure Package or the Final Prospectus;

(xi)           Capitalization.  The Company has an authorized capitalization as set forth in its Annual Report on Form 10-K for the year ended December 31, 2011 (except for (a) subsequent issuances, if any, pursuant to this Agreement or pursuant to the terms of reservations, agreements or employee benefit plans, including, without limitation, dividend reinvestment plans and employee or director stock option plans, the redemption of units of the Operating Partnership, the exercise of options outstanding on the date hereof or as otherwise described in the Disclosure Package or the Final Prospectus and (b) subsequent amendments to its Declaration of Trust, if any);

(xii)          Authorization and Description of the Preferred Shares.  The Preferred Shares have been duly authorized, and, when the Securities are issued and delivered pursuant to this Agreement, such Securities will be duly and validly issued and fully paid and nonassessable; the Preferred Shares conform to the description thereof contained in the Basic Prospectus under the caption “Description of Shares of Beneficial Interest of Vornado Realty Trust” and the Securities will conform to the description thereof contained in the Pricing Prospectus and the Final Prospectus under the caption “Description of the Series K Preferred Shares” and such description will conform to the rights set forth in the Articles Supplementary designating the Securities in each case in all material respects;

(xiii)         Absence of Conflicts and Defaults.  The issue and sale of the Securities and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary trust action of the Company and, except as would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Declaration of Trust, as amended and supplemented, or Bylaws of the Company or (except where such violation would not cause a Material Adverse Effect on the Company and its subsidiaries taken as a whole or any adverse effect on the Company’s ability to consummate the transactions contemplated hereby) any statute or any order, rule or regulation of any court or governmental authority, agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been, or will have been prior to the Closing Time, obtained under the 1933 Act and the 1933 Act Regulations and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

(xiv)        Authorization of this Underwriting Agreement.  This Agreement has been duly authorized by all necessary trust action of the Company and all necessary partnership action of the Operating Partnership and has been executed and delivered by the Company and the Operating Partnership;

(xv)         Absence of Proceedings.  Other than as set forth in the Disclosure Package and the Final Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect on the Company and its subsidiaries taken as a whole; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or the 1933 Act Regulations which have not been so filed, except where the failure to file such exhibit would not amount to an untrue statement of a material fact or omission of a statement of a material fact required to make the statements in the Registration Statement not misleading in the light of the circumstances under which they were made;

(xvi)        No Violations or Defaults.  Neither the Company nor any of its subsidiaries is in violation of its organizational documents or bylaws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties or assets may be bound, which default would have a Material Adverse Effect on the Company and its subsidiaries taken as a whole;

(xvii)       Accuracy of Certain Descriptions.  The statements set forth in the Basic Prospectus, the Pricing Prospectus and the Final Prospectus under the captions “Description of Shares of Beneficial Interest of Vornado Realty Trust,” “Description of the Series K Preferred Shares,” “Federal Income Tax Considerations,” “Plan of Distribution” and “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair summaries in all material respects;

(xviii)      Investment Company Act.  Neither the Company nor the Operating Partnership is subject to registration as an “investment company” under the Investment Company Act;

(xix)         Independent Public Accountants.  Deloitte & Touche LLP, who have certified certain financial statements and financial statement schedules of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Prospectus or the Final Prospectus are an independent public accounting firm with respect to the Company as required by the 1933 Act and the 1933 Act Regulations;

(xx)          Financial Statements.  The financial statements and the financial statement schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as at the dates indicated, the results of their operations for the periods specified and the information required to be stated therein; and said financial statements and financial statement schedules have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.  The selected financial data included or incorporated by reference in the Disclosure Package and the Final Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the consolidated financial statements included or incorporated by reference in the Registration Statement.  Any pro forma financial statements and other pro forma financial information included in the Registration Statement, the Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X and present fairly the information shown therein; the pro forma adjustments, if any, have been properly applied to the historical amounts in the compilation of such statements, and in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein;

(xxi)         Title to Property.  Except as otherwise disclosed in the Disclosure Package and the Final Prospectus, and except as would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole:  (i) each of the Company and its subsidiaries has good and marketable title to all properties and assets described in the Disclosure Package and the Final Prospectus as owned by such party; (ii) all of the leases under which the Company or any of its subsidiaries holds or uses real property or assets as a lessee are in full force and effect, and neither the Company nor any of its subsidiaries is in material default in respect of any of the terms or provisions of any of such leases and no claim has been asserted by anyone adverse to any such party’s rights as lessee under any of such leases, or affecting or questioning any such party’s right to the continued possession or use of the leased property or assets under any such leases; (iii) all liens, charges, encumbrances, claims, or restrictions on or affecting the properties and assets of the Company or any of its subsidiaries that are required to be disclosed in the Disclosure

Package and the Final Prospectus are disclosed therein; (iv) neither the Company, any of its subsidiaries nor, to the knowledge of the Company, any lessee of any portion of any such party’s properties is in default under any of the leases pursuant to which the Company or any of its subsidiaries leases its properties to third parties and neither the Company nor any of its subsidiaries knows of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases; (v) no tenant under any lease pursuant to which the Company or any of its subsidiaries leases its properties has an option or right of first refusal to purchase the premises leased thereunder; (vi) to the best of its knowledge, each of the properties of the Company or any of its subsidiaries complies with all applicable codes and zoning laws and regulations; and (vii) neither the Company nor any of its subsidiaries has knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that will in any manner affect the size or use of, improvements or construction on or access to the properties of the Company or any of its subsidiaries;

(xxii)        Environmental Laws.  Except as otherwise disclosed in the Disclosure Package and the Final Prospectus, or as is not reasonably likely to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole:

(1)           each of the Company and its subsidiaries is in compliance with all applicable laws relating to pollution or the discharge of materials into the environment, including common law standards of conduct relating to damage to property or injury to persons caused by such materials (“Environmental Laws”), each of the Company and its subsidiaries currently holds all governmental authorizations required under Environmental Laws in order to conduct their businesses as described in the Disclosure Package and the Final Prospectus, and neither the Company nor any of its subsidiaries has any basis to expect that any such governmental authorization will be modified, suspended or revoked, or cannot be renewed in the ordinary course of business;

(2)           there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, threatened release, or disposal of any material (including radiation and noise), that could reasonably be expected to form the basis of any claim (whether by a governmental authority or other person or entity) under Environmental Laws for cleanup costs, damages, penalties, fines, or otherwise, against any of the Company or its subsidiaries, or against any person or entity whose liability for such claim may have been retained by any of the Company or its subsidiaries, whether by contract or law; and

(3)           the Company and its subsidiaries have made available to the Representatives or counsel for the Underwriters all material studies, reports, assessments, audits and other information in their possession or control relating to any pollution or release, threatened release or disposal of materials regulated under Environmental Laws on, at, under, from or transported from any of their currently or formerly owned, leased or operated properties, including, without limitation, all information relating to underground storage tanks and asbestos containing materials.

(xxiii)       No Stabilizing Actions.  Except as done in compliance with Regulation M, neither the Company nor the Operating Partnership has taken, and neither the Company nor the Operating Partnership will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Preferred Shares.

(b)           Officer’s Certificates.  Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2.                   Sale and Delivery to the Underwriters; Closing.

(a)           Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Securities set forth in Schedule A opposite the name of such Underwriters, plus any additional number of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b)           Payment.  Payment of the purchase price for, and delivery through the facilities of The Depository Trust Company (“DTC”) of certificates for, the Securities shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036 or at such other place as shall be agreed upon by Merrill Lynch, Pierce, Fenner & Smith Incorporated on behalf of the Underwriters and the Company, at 10:00 a.m. (Eastern time) on July 18, 2012 (the fifth business day after the date hereof), or such other time not later than 10 business days after such date as shall be agreed upon by Merrill Lynch, Pierce, Fenner & Smith Incorporated on behalf of the Underwriters and the Company (such time and date of payment and delivery being herein called “Closing Time”).

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery through the facilities of DTC to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them.

(c)           Denominations; Registration.  Certificates for the Securities shall be in such denominations and registered in such names as the Underwriters may request in writing at least one full business day before the Closing Time.  The certificates for the Securities will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 a.m. (Eastern time) on the business day prior to the Closing Time.

SECTION 3.                   Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a)           Delivery of Registration Statement.  The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and copies of all consents and certificates of experts.  The copies of the Registration Statement and each amendment thereto furnished to the Representatives will be identical, save for minor formatting differences, to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the Commission.

If the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) continues to be required in connection with the offering of the Securities, the Company will inform the Representatives of its intention to file any amendment to the Registration Statement or any supplement to the Final Prospectus; will furnish the Representatives with copies of any such amendment or supplement a reasonable time in advance of filing; and will not file any such amendment or supplement in a form to which the Representatives or counsel to the Underwriters shall reasonably object (it being understood that the terms “amendment” and “supplement” do not include documents filed by the Company pursuant to the 1934 Act).

(b)           Final Term Sheet. The Company will prepare a final term sheet containing solely the final pricing terms of the Securities in a form approved by the Representatives and contained in Schedule D hereof and file such term sheet pursuant to Rule 433(d) of the 1933 Act within the time required by such rule.

(c)           Filing and Delivery of Pricing Prospectus and Final Prospectus.

(1)           The Company will cause the Pricing Prospectus and the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will promptly advise the Representatives upon such filing.

(2)           The Company has delivered to each Underwriter, without charge, as many copies of each Pricing Prospectus, Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as such Underwriter has reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to each Underwriter, without charge, for so long as the delivery of a Final Prospectus is required under the 1933 Act or 1934 Act, such number of copies of the Final Prospectus as such Underwriters may reasonably request.  The Final Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical, save for minor formatting differences, to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the Commission.

(d)           Modification of Disclosure Package.  If there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented.

(e)           Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Disclosure Package and the Final Prospectus, except where the failure to comply will not adversely affect the distribution of the Securities.  If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary for the Company to amend the Registration Statement or amend or supplement the Final Prospectus in order that the Final Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time such Final Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is delivered to a purchaser, or if it shall be necessary at any such time to amend the Registration Statement or amend or supplement the Final Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Final Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f)            Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act and the 1933 Act Regulations relating thereto.

(g)           Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Pricing Prospectus and Final Prospectus under “Use of Proceeds.”

(h)           Listing.  The Company will use its best efforts to effect the listing of the Securities on the New York Stock Exchange.

(i)            Limitation on Free Writing Prospectuses.  The Company agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the 1933 Act Regulations, other than the final term sheet prepared and filed pursuant to Section 3(b) hereof; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule C hereto. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the 1933 Act Regulations applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

SECTION 4.                   Payment of Expenses.

(a)           Expenses.  The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation and printing of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to DTC or its designated custodian or the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel and accountants, (v) the qualification, if any, of the Securities under state securities laws, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of a Blue Sky Survey and any supplement thereto, if any, (vi) the preparation, printing and delivery to the Underwriters of copies of the Pricing Prospectus and of the Final Prospectus and any amendments or supplements thereto, (vii)  the fees and expenses of any transfer agent or registrar for the Securities, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the terms of the sale of the Securities and (ix) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.  It is understood, however, that, except as provided in this Section and Section 6 hereof, each Underwriter will pay all of its own costs and expenses, including the fees of its counsel, stock or other transfer taxes on resale of any of the Securities by it, and any advertising expenses connected with any offers of the Securities such Underwriter may make.

(b)           Termination of Agreement.  If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Sections 9(a)(i) or 9(a)(v) (solely with respect to the Securities or other preferred shares of beneficial interest of the Company) hereof, the Company shall reimburse the Underwriters for all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.                   Conditions of Underwriters’ Obligations.  The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)           Effectiveness of Registration Statement.  No stop order suspending the effectiveness of the Registration Statement shall have been issued and shall continue to be in effect under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.  The Pricing Prospectus and the Final Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filings by the 1933 Act Regulations; and the final term sheet contemplated by Section 3(b) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the 1933 Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433.

(b)           Opinions of Counsel for the Company.  At Closing Time, the Representatives on behalf of the Underwriters shall have received the opinion and letter, dated as of Closing Time, of Sullivan & Cromwell LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters to the effect set forth in Exhibit A hereto.

(c)           Opinion of Maryland Counsel for the Company.  At Closing Time, the Representatives on behalf of the Underwriters shall have received the opinion, dated as of Closing Time, of Venable LLP, Maryland counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters to the effect set forth in Exhibit B hereto.

(d)           Opinion of Counsel for the Underwriters.  At Closing Time, the Representatives on behalf of the Underwriters shall have received the favorable opinion and letter, dated as of Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters with respect to certain legal matters relating to this Agreement and such other related matters as the Underwriters may reasonably request.  In giving such opinion such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(e)           Officers’ Certificate.  At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Disclosure Package and the Final Prospectus, any material adverse change in or affecting the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, and the Representatives on behalf of the Underwriters shall have received a certificate of the Chairman or President and the Executive Vice President — Finance and Administration, Chief Financial Officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and shall be in effect and no proceedings for that purpose have been instituted or, to the best of such officers’ knowledge, are pending or are contemplated by the Commission.

(f)            Officer’s Certificate.  At Closing Time, the Representatives on behalf of the Underwriters shall have received an officer’s certificate, dated as of the Closing Time, of Joseph Macnow, Executive Vice President-Finance and Administration and Chief Financial Officer of the Company, substantially in the form set forth in Exhibit C hereto.

(g)           Accountants’ Comfort Letter.  At the time of the execution of this Agreement, the Representatives on behalf of the Underwriters shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Representatives containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Disclosure Package and the Final Prospectus.

(h)           Bring-down Comfort Letter.  At Closing Time, the Representatives on behalf of the Underwriters shall have received from Deloitte & Touche LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(i)            Maintenance of Rating.  Since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company’s other securities by any “nationally recognized statistical rating organization,” as such term is defined pursuant to Section 3(a)(62) of the 1934 Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of the Securities or any of the Company’s other securities.

(j)            Approval of Listing.  At Closing Time, either (i) the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance, or (ii) if trading on the New York Stock Exchange is to be delayed, the Company shall have filed an application for listing of the Securities on the New York Stock Exchange.

(k)           Additional Documents.  At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(l)            Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8 and 15 shall survive any such termination and remain in full force and effect.

SECTION 6.                   Indemnification.

(a)           Indemnification of Underwriters.  The Company and the Operating Partnership each agree to indemnify and hold harmless each Underwriter, their respective officers or directors, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the Basic Prospectus, the Pricing Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 3(b) hereof, or in any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii)          against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the reasonable fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), or the Basic Prospectus, the Pricing Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 3(b) hereof, or in any amendment or supplement thereto); and provided, further, that the foregoing indemnity agreement by the Company shall not inure to the benefit of any Underwriter from whom the person asserting any losses, claims, damages or liabilities otherwise covered by this paragraph purchased Securities if the Company shall have furnished to the Underwriters prior to the Applicable Time a copy of a Free Writing Prospectus, if any, or Pricing Prospectus (as then amended and supplemented), and such document was not sent or given by or on behalf of such Underwriter to such person if required so to have been delivered, and if such Free Writing Prospectus, if any, or Pricing Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, expense, claim, damage or liability or such loss, expense, claim, damage or liability arises from the continued use by such Underwriter of the Disclosure Package following its receipt of notice of an event or occurrence pursuant to Section 3(d).

(b)           Indemnification of Company, Operating Partnership, Trustees, Partners and Officers.  Each Underwriter severally agrees to indemnify and hold harmless the Company, the Operating Partnership, their respective trustees, partners or officers, including without limitation, each of the officers who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or the Pricing Prospectus or the Final Prospectus, or in any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or the Basic Prospectus, the Pricing Prospectus or the Final Prospectus, or in any amendment or supplement thereto.

(c)           Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  Subject to Section 6(d), no indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel in accordance with Section 6(a)(iii) hereof, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, (iii) such indemnifying party, if it has not theretofore paid such reimbursement, is requested again to pay reimbursement at least five, but not more than ten, days prior to such settlement being entered into, and (iv) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.                   Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Final Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each officer or director of each Underwriter and person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each trustee, partner or officer, as the case may be, of the Company or the Operating Partnership, including without limitation each officer who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the Operating Partnership, as the case may be.

SECTION 8.                   Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or any controlling person of an Underwriter, or by or on behalf of the Company or the Operating Partnership or any officer or trustee or partner or controlling person of the Company or the Operating Partnership, and shall survive delivery of the Securities to the Underwriters.

SECTION 9.                   Termination of Agreement.

(a)           Termination; General.  The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Disclosure Package and the Final Prospectus, any material adverse change in or affecting the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to commence or continue the offering of the Securities to the public or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of such exchanges or by order of the Commission or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities or (v) if, since the time of execution of this Agreement, there shall have been any downgrading in the rating assigned to the Securities or any of the Company’s other securities by any “nationally recognized statistical rating organization” (as such term is defined pursuant to Section 3(a)(62) of the 1934 Act) or any notice given of any intended or potential downgrading in any such rating.

(b)           Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8 and 15 shall survive such termination and remain in full force and effect.

SECTION 10.                 Default by One or More of the Underwriters.

(a)           Substitution of Defaulting Underwriters.  If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase under this Agreement, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Securities on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that they have so arranged for the purchase of such Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Securities, the Representatives or the Company shall have the right to postpone the Closing Time for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Disclosure Package or the Final Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement, the Disclosure Package or the Final Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in the Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement.

(b)           Purchase by Non-Defaulting Underwriters.  If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives or the Company, or both, as provided in subsection (a) above, the number of Securities which remains unpurchased does not exceed one-tenth of the number of the Securities to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the full amount of Securities which such Underwriter agreed to purchase under this Agreement and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Securities which such Underwriter agreed to purchase under this Agreement) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)           Termination.  If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives or the Company, or both, as provided in subsection (a) above, the number of Securities which remains unpurchased exceeds one-tenth of the number of the Securities to be purchased on such date, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the party of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters provided in Section 4 hereof and the indemnity and contribution agreements in Sections 6 and 7 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

SECTION 11.                 Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to Merrill Lynch, Pierce, Fenner & Smith Incorporated, 50 Rockefeller Plaza, NY1-50-12-02, New York, New York 10020, Attention High Grade Transaction Management/Legal, facsimile (646) 855-5958; and notices to the Company and the Operating Partnership shall be directed to it at 888 Seventh Avenue, New York, New York 10019, attention of the Executive Vice President - Finance and Administration and Chief Financial Officer.

SECTION 12.                 No Fiduciary Duty.  The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters).  The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

SECTION 13.                 Parties.  This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Operating Partnership and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, the Operating Partnership and their respective successors and the controlling persons and officers, trustees and partners referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Operating Partnership and their respective successors, and said controlling persons and officers, trustees and partners and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14.                 Miscellaneous.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

SECTION 15.                 Governing Law and Time.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 16.                 Effect of Headings.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Operating Partnership in accordance with its terms.

Very truly yours,

VORNADO REALTY TRUST

By:	/s/ Michael D. Fascitelli
Name: Michael D. Fascitelli
Title: President and Chief Executive Officer

VORNADO REALTY L.P.

By:	Vornado Realty Trust,
its General Partner

By:	/s/ Michael D. Fascitelli
Name: Michael D. Fascitelli
Title: President and Chief Executive Officer

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written.

By: Citigroup Global Markets Inc.

By:	/s/ Scott Eisen
Name: Scott Eisen
Title: Managing Director

By: Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:	/s/ Eric Gaaserud
Name: Eric Gaaserud
Title: Managing Director

By: Morgan Stanley & Co. LLC

By:	/s/ Yurij Slyz
Name: Yurij Slyz
Title: Executive Director

By: UBS Securities LLC

By:	/s/ Christopher Forshner
Name: Christopher Forshner
Title: Managing Director
UBS Securities LLC

By:	/s/ Christopher Avallone
Name: Christopher Avallone
Title: Associate Director
UBS Securities LLC

By: Wells Fargo Securities, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Director

For themselves and as Representatives of the
other Underwriters named in Schedule A hereto.

[Signature Page to Underwriting Agreement]

SCHEDULE A

Name of Underwriters	Number of Securities
Citigroup Global Markets Inc.	2,160,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,160,000
Morgan Stanley & Co. LLC	2,160,000
UBS Securities LLC	2,160,000
Wells Fargo Securities, LLC	2,160,000
Barclays Capital Inc.	300,000
Credit Suisse Securities (USA) LLC	300,000
Deutsche Bank Securities Inc.	300,000
J.P. Morgan Securities LLC	300,000
Total	12,000,000

Sch A-1

SCHEDULE B

VORNADO REALTY TRUST

5.70% Series K Cumulative Redeemable Preferred Shares of Beneficial Interest

Title of Designated Shares:

5.70% Series K Cumulative Redeemable Preferred Shares of Beneficial Interest

Number of Designated Shares:

12,000,000

Over-Allotment Option:

None

Public Offering Price:

$25.00 per share.

Purchase Price by Underwriters:

$24.2125 per share (retail) / $24.5000 per share (institutional)

Underwriting Discount:

$0.7875 per share (retail) / $0.5000 per share (institutional)

Form of Designated Shares:

Book-Entry only through DTC

Specified Funds for Payment of Purchase Price:

Wire transfer of same-day funds

Time of Delivery:

10:00 a.m. (New York City time), July 18, 2012

Closing Location:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square, New York, New York 10036

Joint Book-Running Managers:

Citigroup Global Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Morgan Stanley & Co. LLC

UBS Securities LLC

Wells Fargo Securities, LLC

Co-Managers:

Barclays Capital Inc.

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Credit Suisse Securities (USA) Inc.

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

Dividends:

Cumulative at the annual rate of 5.70% per share of the liquidation preference of the Series K Preferred Shares payable quarterly in arrears on the first calendar day of January, April, July and October of each year, commencing October 1, 2012.

Liquidation Preference:

$25.00 per share, plus an amount equal to accrued and unpaid dividends (whether or not earned or declared).

Ranking:

The Series K Preferred Shares will rank senior to the Company’s common shares of beneficial interest and any other junior stock that the Company may issue in the future and equal to the Company’s Series A Convertible Preferred Shares, Series D-10 Cumulative Redeemable Preferred Shares, Series D-11 Cumulative Redeemable Preferred Shares, Series D-12 Cumulative Redeemable Preferred Shares, Series D-14 Cumulative Redeemable Preferred Shares, Series D-15 Cumulative Redeemable Preferred Shares, Series E Cumulative Redeemable Preferred Shares, Series F Cumulative Redeemable Preferred Shares, Series G Cumulative Redeemable Preferred Shares, Series H Cumulative Redeemable Preferred Shares, Series I Cumulative Redeemable Preferred Shares, Series J Cumulative Redeemable Preferred Shares and any other parity stock that the Company may issue in the future, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up.  The Company will acquire Series K Pass-Through Preferred Units of the Operating Partnership (with terms mirroring the terms of the Series K Preferred Shares) in exchange for the cash proceeds from the sale of the Series K Preferred Shares.  Series K Pass-Through Preferred Units will rank senior to all classes of Operating Partnership units and on a parity with certain other units in the Operating Partnership, with respect to distributions and amounts upon liquidation, dissolution or winding up of the Operating Partnership.

Conversion Rights:

The Series K Preferred Shares are not convertible or exchangeable for any property or other securities of the Company.

Redemption at Option of the Company:

Except in certain circumstances relating to the preservation of the Company’s status as a REIT, the Series K Preferred Shares are not redeemable prior to July 18, 2017.  On and after July 18, 2017, the Series K Preferred Shares will be redeemable by the Company at a redemption price of $25.00 per share, plus any accrued and unpaid dividends through the date of redemption.  The Series K Preferred Shares have no maturity date and will remain outstanding indefinitely unless redeemed.

Sch B-2

Voting Rights:

Holders of the Series K Preferred Shares generally will have no voting rights.  However, if dividends on the Series K Preferred Shares are in arrears for six quarterly dividend periods, the holders of the Series K Preferred Shares (voting separately as a class with holders of all other series of parity preferred stock upon which like voting rights have been conferred and are exercisable) will have the right to elect two additional trustees to serve on the Company’s Board of Trustees until such dividend arrearage is eliminated.  In addition, the approval of two-thirds of the outstanding Series K Preferred Shares (voting separately as a class with holders of all other series of parity preferred stock upon which like voting rights have been conferred and are exercisable) is required in order to amend the Company’s Declaration of Trust to affect materially and adversely the rights, preferences or voting powers of the holders of the Series K Preferred Shares or such parity shares or to authorize, create, or increase the authorized amount of, any class of stock having rights senior to the Series K Preferred Shares with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up.

Listing:

New York Stock Exchange

CUSIP:

929042 851

ISIN:

US9290428518

Sch B-3

SCHEDULE C

FREE WRITING PROSPECTUSES

The Final Term Sheet attached hereto as Schedule D.

Sch C-1

SCHEDULE D

FINAL TERM SHEET

Filed pursuant to Rule 433

July 11, 2012

Relating to

Preliminary Prospectus Supplement dated July 11, 2012 to

Prospectus dated April 10, 2012

Registration Statement No. 333- 180640

Vornado Realty Trust
5.70% Series K Cumulative Redeemable Preferred Shares of Beneficial Interest

Pricing Term Sheet

Issuer:	Vornado Realty Trust

Securities Offered:	12,000,000 of the Series K Preferred Shares of Beneficial Interest (liquidation preference $25.00 per share) of the Issuer.

Over-Allotment Option:	None

Expected Ratings* (Moody’s / S&P / Fitch):	[INTENTIONALLY OMITTED]

Public Offering Price:	$25.00 per share

Underwriting Discount:	$0.7875 per share (retail) / $0.5000 per share (institutional)

Expected Net Proceeds, before Expenses, to the Issuer:	$24.2125 per share (retail) / $24.5000 per share (institutional)

Dividends:

Dividends on each Series K Preferred Share will be cumulative from the date of original issue and are payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, commencing October 1, 2012, at the rate of 5.70% of the liquidation preference per annum, or $1.425 per Series K Preferred Share per annum.

Liquidation Preference:	$25.00 per share, plus an amount equal to accrued and unpaid dividends (whether or not earned or declared).

Denomination:	$25.00 and integral multiples thereof.

Trade Date:	July 11, 2012

Settlement Date:	July 18, 2012 (T+5)

Maturity:

The Series K Preferred Shares have no maturity date, and the Issuer is not required to redeem the Series K Preferred Shares. Accordingly, the Series K Preferred Shares will remain outstanding indefinitely unless the Issuer decides to redeem

Sch D-1

them. The Issuer is not required to set aside funds to redeem the Series K Preferred Shares.

Ranking:

The Series K Preferred Shares will rank senior to the Issuer’s common shares and any other junior shares that the Issuer may issue in the future, and on parity with the Issuer’s Series A Convertible Preferred Shares, Series D-10 Cumulative Redeemable Preferred Shares, Series D-14 Cumulative Redeemable Preferred Shares, Series D-15 Cumulative Redeemable Preferred Shares, Series E Cumulative Redeemable Preferred Shares, Series F Cumulative Redeemable Preferred Shares, Series G Cumulative Redeemable Preferred Shares, Series H Cumulative Redeemable Preferred Shares, Series I Cumulative Redeemable Preferred Shares, Series J Cumulative Redeemable Preferred Shares and any other parity shares that the Issuer may issue in the future, in each case with respect to payment of dividends and distribution of assets upon liquidation, dissolution or winding up. The Issuer intends to contribute the net proceeds from the offering to the Operating Partnership in exchange for preferred units in the Operating Partnership (with economic terms that mirror the terms of the Series K Preferred Shares). These preferred units will rank, as to distributions and upon liquidation, senior to the Class A Common Units of limited partnership interest in the Operating Partnership and on parity with the other preferred units in the Operating Partnership.

Conversion Rights:	The Series K Preferred Shares are not convertible into or exchangeable for any property or any of the other securities of the Issuer.

Redemption at Option of the Issuer:

Except in instances relating to preservation of the Issuer’s status as a real estate investment trust, the Series K Preferred Shares are not redeemable until July 18, 2017. On and after July 18, 2017, the Issuer may redeem the Series K Preferred Shares, in whole at any time or in part from time to time, at a redemption price of $25.00 per share, plus any accrued and unpaid dividends through the date of redemption. The Series K Preferred Shares have no maturity date and will remain outstanding indefinitely unless redeemed.

Voting Rights:

The holders of the Series K Preferred Shares will generally have no voting rights. However, if dividends on the Series K Preferred Shares are in arrears for six quarterly dividend periods (whether or not consecutive), the holders of the Series K Preferred Shares (voting separately as a class with holders of all other series of parity preferred stock upon which like voting rights have been conferred and are exercisable) will have the right to elect two additional trustees to serve on the Issuer’s Board of Trustees until such dividend arrearage is eliminated. In addition, certain changes that would be material and adverse to

Sch D-2

the rights of holders of the Series K Preferred Shares cannot be made without the affirmative vote of holders of at least two-thirds of the outstanding Series K Preferred Shares and all other series of parity preferred shares upon which like voting rights have been conferred and are exercisable, voting as a single class. If any such changes would be material and adverse to holders of some but not all series of parity preferred shares, a vote of at least two-thirds of the holders of only the series materially and adversely affected would be required.

Joint Book-Running Managers:	Citigroup Global Markets Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated Morgan Stanley & Co. LLC UBS Securities LLC Wells Fargo Securities, LLC

Co-Managers:	Barclays Capital Inc. Credit Suisse Securities (USA) Inc. Deutsche Bank Securities Inc. J.P. Morgan Securities LLC

Use of Proceeds:

The Issuer will contribute the net proceeds from this offering to the Operating Partnership in exchange for preferred units of the Operating Partnership. The Operating Partnership will use the net proceeds for general business purposes, which may include payment of the redemption or repurchase price for preferred stock and units.

Restrictions on Ownership:

In order to maintain the Issuer’s qualification as a real estate investment trust for federal income tax purposes, ownership by any person of more than 9.9% of the outstanding preferred shares of any class is prohibited by the Issuer’s Declaration of Trust.

Expected Listing:

The Issuer intends to file an application to list the Series K Preferred Shares on the New York Stock Exchange. If this application is approved, trading of the Series K Preferred Shares on the New York Stock Exchange is expected to begin within 30 days following the date of original issue of the Series K Preferred Shares.

CUSIP/ISIN:	929042 851 / US9290428518

* A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Vornado Realty Trust has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and the other documents Vornado Realty Trust has filed with the SEC for more complete information about Vornado Realty Trust and this offering. You may get these documents for free by visiting

Sch D-3

EDGAR on the SEC Web site at www.sec.gov.  Alternatively, you can request the prospectus by calling Citigroup Global Markets Inc. toll-free in the United States at 1-877-858-5407, Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322, Morgan Stanley & Co. LLC toll-free at 1-866-718-1649, UBS Securities LLC toll-free at 1-877-827-6444 ext 561-3884, and Wells Fargo Securities, LLC toll-free at 1-800-326-5897.

Sch D-4

Exhibit A

FORM OF OPINION OF COMPANY’S COUNSEL
TO BE DELIVERED PURSUANT TO
SECTION 5(b)

(i)            The Company is a real estate investment trust duly formed and existing under the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland;

(ii)           The Company has the trust power to own, lease and operate its properties and to conduct its business substantially as described in the Disclosure Package and the Final Prospectus under the heading “Vornado Realty Trust and Vornado Realty L.P.” and to enter into and perform its obligations under this Agreement;

(iii)          The Operating Partnership is a limited partnership existing under the laws of the State of Delaware and has the partnership power and authority to own, lease and operate its properties and conduct its business substantially as described in the Disclosure Package and the Final Prospectus;

(iv)          The Securities have been duly authorized and validly issued and are fully paid and nonassessable;

(v)           This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership;

(vi)          The Registration Statement became effective upon filing under the 1933 Act, and, to the best of such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending under the 1933 Act;

(vii)         All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company under the Covered Laws for the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement have been obtained or made;

(viii)        The execution and delivery by the Company and the Operating Partnership of, and the performance by the Company of its obligations under, this Agreement will not violate any Federal or State of New York court order or administrative decree known to such counsel.

(ix)           The execution and delivery by the Company and the Operating Partnership of, and the performance by the Company of its obligations under, this Agreement will not violate any Covered Laws.

(x)            The execution and delivery by the Company and the Operating Partnership of, and the performance by the Company of its obligations under, this Agreement will not (A) violate the Company’s Declaration of Trust or Bylaws or the certificate of limited

1

partnership of the Operating Partnership, in each case as amended and as in effect on the Closing Time, or (B) result in a default under or breach or violation of the agreements filed as exhibit nos. 10.1 through 10.45 inclusive, to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011; provided, however, that such counsel may express no opinion in clause (B) as to compliance with any financial or accounting test, or any limitation or restriction expressed as a dollar amount, ratio or percentage;

(xi)           Such counsel shall confirm the opinion that, commencing with its taxable year ending December 31, 1993, the Company has been organized in conformity with the requirements for qualification as a REIT under the Code, its manner of operations has enabled it to satisfy the requirements for qualification as a REIT for taxable years ending on or prior to the date hereof and its proposed method of operations will enable it to satisfy the current requirements for qualification and taxation as a REIT for subsequent taxable years; in providing such opinion, such counsel may rely (i) without independent investigation upon the statements and representations contained in certificates provided by the Company, Two Penn Plaza REIT, Inc., SO Hudson Westside I Corp., H Street Building Corporation, Universal Building, Inc., VCP One Park REIT LLC, VCP One Park Parallel REIT LLC, Vornado Capital Partners REIT LLC, Vornado Capital Partners Parallel REIT LLC, Vornado Warner LLC, and Vornado 17th Street LLC, 280 Park REIT LLC, CPTS Parallel Owner LLC, CPTS Domestic Owner LLC, 11 East 68th REIT LLC, 11 East 68th Parallel REIT LLC, 520 Broadway REIT LLC, 520 Broadway Parallel REIT LLC, Lincoln Road REIT LLC, Lincoln Road Parallel REIT LLC (ii) without independent investigation, upon statements and representations contained in certificates provided by Alexander’s, Inc., and Lexington Realty Trust, (iii) without independent investigation, upon an opinion of Shearman & Sterling concerning the qualification of Alexander’s as a REIT for federal income tax purposes and upon an opinion of Paul, Hastings, Janofsky & Walker LLP concerning the qualification of Lexington Realty Trust as a REIT for federal income tax purposes, and (iv) without independent investigation upon any other certificates or opinions of counsel as deemed necessary or appropriate in rendering such opinion and subject to an analysis of the Code, Treasury Regulations thereunder, judicial authority and current administrative rulings and such other laws and facts as deemed relevant and necessary; and

(xii)          Neither the Company nor the Operating Partnership is, and solely after giving effect to the offering and sale of the Securities and the application of proceeds thereof as described in the Disclosure Package and the Final Prospectus, will be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

In giving this opinion, Sullivan & Cromwell LLP may state that it expresses no opinion in paragraphs (vii), (viii) and (ix) above, insofar as performance by the Company of its obligations under this Agreement is concerned, as to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights; for purposes of the opinions in paragraphs (vii) and (ix) above, “Covered Laws” means the Federal laws of the United States, the laws of the State of New York and, with respect to the Operating Partnership, the provisions of the Revised Uniform Limited Partnership Act of the State of Delaware (including the published rules or regulations thereunder) that in such counsel’s experience normally are applicable to general business entities and transactions such as those contemplated by this Agreement; provided, however, that such term does not include Federal or state securities laws, other antifraud laws and fraudulent transfer laws, tax laws, the Employee Retirement Income Security Act of 1974, antitrust laws or any law that is applicable to the Company, the Operating Partnership, this Agreement or the transactions contemplated hereby solely as part of a regulatory regime applicable to the Company, the Operating Partnership or their respective affiliates due to its or their status, business or assets. Such counsel may also state that its opinion is limited to the Federal laws of the United States of America, the laws of the State of New York, the laws of the State of Maryland and the Revised Uniform Limited Partnership Act of the State of Delaware, such counsel may rely as to matters of Maryland law on the opinion of Venable LLP and state that its opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Venable LLP and such counsel may express no opinion as to the effect of the laws of any other jurisdiction; and such counsel may rely as to certain matters upon information obtained from public officials, officers of the Company and its subsidiaries and other sources believed by them to be responsible.  Such counsel may assume that the certificates for the Securities conform to the specimen thereof examined by them, that this Agreement has been duly authorized, executed and delivered by the Underwriters and that the signatures on all documents examined by them are genuine, assumptions which such counsel need not independently verify.

FORM OF LETTER OF COMPANY’S COUNSEL
TO BE DELIVERED PURSUANT
TO SECTION 5(b)

(i)            On the basis of the information that was gained in the course of the performance of the services referred to in their letter considered in the light of their understanding of the applicable law (including the requirements of Form S-3 and the character of the prospectus contemplated thereby) and the experience they have gained through their practice under the 1933 Act, such counsel are of the opinion that the Registration Statement, as of the date of the Final Prospectus, and the Final Prospectus, as of its date, appeared on their face to be appropriately responsive, in all material respects relevant to the offering of the Securities, to the requirements of the 1933 Act and the 1933 Act Regulations; and that nothing that came to their attention in the course of their review has caused them to believe that, insofar as relevant to the offering of the Securities, the Registration Statement, as of the date of the Final Prospectus, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Disclosure Package, as of the Applicable Time (which counsel has been informed is prior to the time of the first sale of the Securities), or that the Final Prospectus, as of its date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; also, nothing that has come to such counsel’s attention in the course of certain procedures (as described in such opinion) which has caused such counsel to believe that the Disclosure Package or the Final Prospectus, as of the date and time of delivery of such letter, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that such opinion may state that the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Final Prospectus, except for those made under the captions “Description of Shares of Beneficial Interest of Vornado Realty Trust — Description of Preferred Shares of Beneficial Interest of Vornado Realty Trust” and “Federal Income Tax Considerations” in the Basic Prospectus and “Description of the Series K Preferred Shares” and “Federal Income Tax Considerations” in the Disclosure Package and the Final Prospectus insofar as they relate to the provisions of documents or United States Federal tax law therein described, and that such counsel does not express any opinion or belief as to the financial statements or schedules or other financial data derived from accounting records contained in the Registration Statement, the Disclosure Package or the Final Prospectus, or as to the report of management’s assessment of the effectiveness of internal control over financial reporting or the auditors’ attestation report on the effectiveness of internal control over financial reporting.

(ii)           Such counsel does not know of any litigation or governmental proceedings instituted or threatened against the Company or any of its consolidated subsidiaries that would be required to be disclosed in the Basic Prospectus, as supplemented by the Final

Prospectus, and is not so disclosed; and, insofar as relevant to the offering of Securities, such counsel does not know of any documents that are required to be filed as exhibits to the Registration Statement and are not so filed or of any documents that are required to be summarized in the Basic Prospectus, as so supplemented, that are not so summarized.

Exhibit B

FORM OF OPINION OF
MARYLAND COUNSEL TO THE COMPANY
TO BE DELIVERED PURSUANT TO
SECTION 5(c)

(i)            The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland (the “SDAT”);

(ii)           The Company has the trust power to own, lease and operate its properties and to conduct its business substantially as described in the Basic Prospectus under the heading “Vornado Realty Trust and Vornado Realty L.P.” and to enter into and perform its obligations under this Agreement;

(iii)          All of the issued and outstanding shares of beneficial interest of the Company as of July     , 2012 have been duly and validly authorized and issued and are fully paid and nonassessable; and none of the outstanding shares of beneficial interest of the Company was issued in violation of any preemptive rights of any shareholder of the Company arising under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland (“Title 8”) or the Declaration of Trust or Bylaws of the Company;

(iv)          The issuance and sale of the Securities to the Underwriters pursuant to this Agreement have been duly authorized, and, when issued and delivered by the Company against payment therefor pursuant to this Agreement and the resolutions of the Board of Trustees and the duly authorized committee thereof authorizing their issuance, the Securities will be validly issued, fully paid and nonassessable;

(v)           The statements under the headings “Certain Provisions of Maryland Law and of our Declaration of Trust and Bylaws” and “Description of Shares of Beneficial Interest of Vornado Realty Trust” in the Basic Prospectus and “Description of the Series K Preferred Shares” in the Prospectus, to the extent that such statements purport to summarize or describe matters of Maryland law, summaries of legal matters, documents or proceedings or legal conclusions, have been reviewed by such counsel and are correct in all material respects;

(vi)          The Securities conform in all material respects as to matters of Maryland law to the description thereof contained under the captions “Description of Shares of Beneficial Interest of Vornado Realty Trust” in the Basic Prospectus and “Description of the Series K Preferred Shares” in the Prospectus and the form of certificate evidencing the Securities is in due and proper form in accordance with Title 8;

(vii)         The issuance of the Securities is not subject to any preemptive or similar rights arising under Title 8, the Declaration of Trust or the Bylaws of the Company;

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(viii)        No authorization, approval, consent or order of any court or governmental authority or agency of the State of Maryland is required in connection with the offering, issuance or sale of the Securities to the Underwriters, except such as may be required under the securities laws or regulations of any state or other jurisdiction, including the State of Maryland, as to which no opinion is expressed;

(ix)           This Agreement has been duly authorized by all necessary trust action of the Company, executed and, so far as is known to us, delivered by the Company on its own behalf and in its capacity as general partner of the Operating Partnership;

(x)            The execution and filing of Articles Supplementary relating to the Securities (the “Articles Supplementary”) have been duly authorized by the Company and the Articles Supplementary have been executed in accordance with Title 8 and have been filed with the SDAT; and

(xi)           The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated herein and the compliance by the Company with its obligations hereunder do not result in any violation of (A) the provisions of the Declaration of Trust or Bylaws of the Company or (B) any applicable Maryland law or administrative regulation or, to the best knowledge of such counsel, administrative or court decree of the State of Maryland, except with respect to clause (B), such violations as would not have a material adverse effect on the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries.

In giving these opinions, Venable LLP may state that such opinions are limited to the laws of the State of Maryland and may rely (1) as to all matters of fact, upon certificates and written statements of officers and employees of and accountants for the Company and (2) as to the qualification and good standing of the Company or any of its subsidiaries in any other jurisdiction, upon opinions of counsel in such other jurisdictions and certificates of appropriate government officials.

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Exhibit C

FORM OF OFFICER’S CERTIFICATE OF EXECUTIVE VICE PRESIDENT-FINANCE AND ADMINISTRATION AND CHIEF FINANCIAL OFFICER OF VORNADO REALTY TRUST

I, Joseph Macnow, do hereby certify that I am the Executive Vice President — Finance and Administration and Chief Financial Officer of Vornado Realty Trust, a Maryland real estate investment trust (the “Company”), and, in such capacity, do hereby certify that:

1.             I am providing this certificate in connection with the Company’s offering of its 5.70% Series K Cumulative Redeemable Preferred Shares of Beneficial Interest (liquidation preference $25.00 per share) (the “Securities”) as described in the Company’s prospectus supplement, dated July 11, 2012 (the “Prospectus Supplement”), to the prospectus dated April 10, 2012 (the “Prospectus”);

2.             I am familiar with the accounting, financial operations and financial records of the Company;

3.             The Company has prepared each of the numbers (the “Financial Numbers”) that are circled and ticked with the symbol “X” in the pages of (i) the Prospectus Supplement, (ii) the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, filed by the Company on February 27, 2012 and (iii) the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011, filed by the Company on May 7, 2012, in each case attached in Appendix I hereto, and the Financial Numbers are accurate and correct in all material respects.

This certificate is being furnished to Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the underwriters, solely to assist them in conducting their investigation of the Company and its subsidiaries in connection with offering of the Securities.  This certificate shall not be used, quoted or otherwise referred to without the prior written consent of the Company.

IN WITNESS WHEREOF, I have hereunto subscribed my name this 18th day of July, 2012.

By:
Name: Joseph Macnow
Title: Executive Vice President – Finance and Administration and Chief Financial Officer

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